SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 18, 2014

____________________

Civeo Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-36246 (Commission File Number)	46-3831207 (I.R.S. Employer Identification No.)

Three Allen Center 333 Clay Street, Suite 4980 Houston, Texas 77002 (Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (713) 510-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported on a current report on Form 8-K filed June 23, 2014, Civeo Corporation terminated the employment of Ron R, Green, former Senior Vice President, North America, effective June 18, 2014. In connection with the termination, Civeo has agreed to provide certain severance benefits to Mr. Green, including (1) a lump sum cash payment in the amount of $1.6 million; (2) cash settlement of all outstanding phantom stock units in the amount of approximately $2.8 million; (3) vesting of all outstanding restricted stock awards; (4) eligibility to exercise all vested and outstanding stock options for the remainder of their term and (5) continuation of medical benefits under Civeo’s Canadian benefit plan for a period of 24 months, and Mr. Green has agreed to release of claims, non-compete, non-solicitation and confidentiality provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2014

Civeo Corporation

By:	/s/ Frank C. Steininger
Name:	Frank C. Steininger
Title:	Senior Vice President, Chief Financial Officer and Treasurer